BRF S.A.

Publicly Held Company

CNPJ/MF Nº 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON NOVEMBER 09, 2017

1.            Date, Time and Place: Held on November 09, 2017, at 10h00 hours, by conference call.

2.            Summons and Presence: The summons was duly made within the terms of article 21 of the Bylaws of Company, with the presence of the totality of members of the Board of Directors: Messieurs Abilio dos Santos Diniz, Francisco Petros Oliveira Lima Papathanasiadis, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Walter Fontana Filho, Marcos Guimarães Grasso, Flávia Buarque de Almeida, Walter Malieni Jr. e José Aurélio Drummond Jr.

3.            Presiding Board: Chairman: Abilio dos Santos Diniz. Secretary: Larissa Brack.

4.            Agenda: (i) Analysis and approval of the Quarterly Financial Information for the 3rd quarter ended September 30, 2017 (“3rd ITR/17”) and of the Management Report.

5.            Subjects and Resolutions: The members of the Board of Directors have approved, unanimously and without reservations, draw up and release this minutes in the summary form. The following decisions were taker after the analysis of the subjects included in the agenda, were taken the following decisions:

5.1. Analysis and approval of the 3rd ITR/17. The members of the Board of Directors, unanimously and without reservations and in accordance with the recommendation of the Statutory Audit Committee and the Fiscal Council, approved the 3rd ITR/17, together with the management report, explanatory notes and independent auditors’ opinion.

6.            Documents Filed at the Company: The documents related to the agenda that supported the resolutions taken by the members of the Board of Directors and/or information presented during the meeting were filed at the Company´s head office.

7.            Closing: There being no other matters to be discussed, the Chairman declared the meeting closed, during which time the present minutes were drawn up and, having been read and found correct, were signed by all those present.

Minutes of the Extraordinary Meeting of the Board of Directors held on November 09, 2017.

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BRF S.A.

Publicly Held Company

CNPJ/MF Nº 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON NOVEMBER 09, 2017

I certify that the present minutes are an accurate true copy of the original which is filed in Book Number 5 of the minutes of the Ordinary and Extraordinary Meetings of the Company´s Board of Directors.

São Paulo, November 09, 2017.

Larissa Brack Secretary

Minutes of the Extraordinary Meeting of the Board of Directors held on November 09, 2017.

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